Exhibit 99.2

Reported Consolidated Results

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$1,846	$1,466
Short-term investments	1,421	1,896
Accounts receivable, net	97	72
Mortgage loans held for sale	96	41
Prepaid expenses and other current assets	149	126
Restricted cash	3	2
Total current assets	3,612	3,603
Contract cost assets	23	23
Property and equipment, net	324	271
Right of use assets	103	126
Goodwill	2,416	2,374
Intangible assets, net	162	154
Other assets	16	12
Total assets	$6,656	$6,563
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$28	$20
Accrued expenses and other current liabilities	87	90
Accrued compensation and benefits	52	48
Borrowings under credit facilities	91	37
Deferred revenue	48	44
Lease liabilities, current portion	28	31
Convertible senior notes, current portion	607	—
Total current liabilities	941	270
Lease liabilities, net of current portion	119	139
Convertible senior notes, net of current portion	1,057	1,660
Other long-term liabilities	10	12
Total liabilities	2,127	2,081
Shareholders’ equity:
Class A common stock	—	—
Class B common stock	—	—
Class C capital stock	—	—
Additional paid-in capital	6,247	6,109
Accumulated other comprehensive loss	(21)	(15)
Accumulated deficit	(1,697)	(1,612)
Total shareholders’ equity	4,529	4,482
Total liabilities and shareholders’ equity	$6,656	$6,563

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share data, which are presented in thousands, and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$496	$483	$1,471	$1,523
Cost of revenue (1)	110	89	306	278
Gross profit	386	394	1,165	1,245
Operating expenses:
Sales and marketing (1)	164	165	493	502
Technology and development (1)	142	142	419	369
General and administrative (1)	131	138	407	370
Impairment and restructuring costs (1)	1	—	9	14
Acquisition-related costs	1	—	2	—
Total operating expenses	439	445	1,330	1,255
Loss from continuing operations	(53)	(51)	(165)	(10)
Other income, net	34	12	108	19
Interest expense	(9)	(9)	(27)	(26)
Loss from continuing operations before income taxes	(28)	(48)	(84)	(17)
Income tax benefit (expense)	—	(3)	(1)	1
Net loss from continuing operations	(28)	(51)	(85)	(16)
Net loss from discontinued operations, net of income taxes	—	(2)	—	(13)
Net loss	$(28)	$(53)	$(85)	$(29)
Net loss from continuing operations per share - basic and diluted	$(0.12)	$(0.21)	$(0.36)	$(0.07)
Net loss per share - basic and diluted	$(0.12)	$(0.22)	$(0.36)	$(0.12)
Weighted-average shares outstanding - basic and diluted	233,295	240,080	235,560	244,157
(1) Includes share-based compensation expense as follows:
Cost of revenue	$4	$5	$12	$12
Sales and marketing	18	21	53	46
Technology and development	42	57	123	123
General and administrative	45	64	154	142
Impairment and restructuring costs	—	—	—	2
Share-based compensation - continuing operations	$109	$147	$342	$325
Adjusted EBITDA (2)	$107	$130	$322	$441
(2) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See Exhibit 99.1 for more information regarding our presentation of Adjusted EBITDA and for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods presented. Adjusted EBITDA excludes the impact of discontinued operations.

ZILLOW GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(85)	$(29)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	134	121
Share-based compensation	342	341
Amortization of right of use assets	18	17
Amortization of contract cost assets	16	23
Amortization of debt discount and debt issuance costs	4	24
Loss on extinguishment of debt	—	21
Accretion of bond discount	(29)	(11)
Other adjustments to reconcile net loss to net cash provided by operating activities	3	11
Changes in operating assets and liabilities:
Accounts receivable	(26)	76
Mortgage loans held for sale	(55)	58
Inventory	—	3,904
Prepaid expenses and other assets	(22)	(13)
Contract cost assets	(16)	(13)
Lease liabilities	(24)	(15)
Accounts payable	7	1
Accrued expenses and other current liabilities	(3)	(49)
Accrued compensation and benefits	4	(52)
Deferred revenue	4	(1)
Other long-term liabilities	(4)	6
Net cash provided by operating activities	268	4,420
Investing activities
Proceeds from maturities of investments	1,136	455
Purchases of investments	(638)	(1,474)
Purchases of property and equipment	(101)	(87)
Purchases of intangible assets	(24)	(17)
Cash paid for acquisitions, net	(34)	—
Net cash provided by (used in) investing activities	339	(1,123)
Financing activities
Repayments of borrowings on credit facilities	—	(2,205)
Net borrowings (repayments) on warehouse line of credit and repurchase agreements	54	(68)
Repurchases of Class A common stock and Class C capital stock	(336)	(773)
Settlement of long-term debt	—	(1,158)
Proceeds from exercise of stock options	56	44
Net cash used in financing activities	(226)	(4,160)
Net increase (decrease) in cash, cash equivalents and restricted cash during period	381	(863)
Cash, cash equivalents and restricted cash at beginning of period	1,468	2,838
Cash, cash equivalents and restricted cash at end of period	$1,849	$1,975
Supplemental disclosures of cash flow information
Noncash transactions:
Capitalized share-based compensation	$56	$33
Write-off of fully depreciated property and equipment	29	48
Value of Class C capital stock issued in connection with an acquisition	20	—
Write-off of fully amortized intangible assets	4	200
Recognition of operating right of use assets and lease liabilities	1	14
Settlement of beneficial interests in securitizations	—	(79)

Non-GAAP Net Income per Share
Our presentation of non-GAAP net income per share excludes the impact of the results of discontinued operations, share-based compensation, impairment and restructuring costs, acquisition-related costs and income taxes. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income per share as supplemental information to investors, as we believe the exclusion of the results of discontinued operations, share-based compensation, impairment and restructuring costs, acquisition-related costs and income taxes facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider non-GAAP net income per share in isolation or as a substitute for analysis of our results as reported under GAAP.

The following table sets forth a reconciliation of non-GAAP net income, adjusted, to net loss, as reported on a GAAP basis, and the calculation of non-GAAP net income per share - basic and diluted, for each of the periods presented (in millions, except share data, which are presented in thousands, and per share data, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss, as reported	$(28)	$(53)	$(85)	$(29)
Loss from discontinued operations, net of income taxes	—	2	—	13
Share-based compensation	109	147	342	323
Impairment and restructuring costs	1	—	9	14
Acquisition-related costs	1	—	2	—
Income taxes	—	3	1	(1)
Net income, adjusted	$83	$99	$269	$320
Non-GAAP net income per share:
Basic	$0.36	$0.41	$1.15	$1.31
Diluted	$0.33	$0.38	$1.06	$1.22
Weighted-average shares outstanding:
Basic	233,295	240,080	235,560	244,157
Diluted	264,866	266,211	265,451	271,369
Diluted non-GAAP net income per share for the periods presented is calculated using diluted weighted-average shares outstanding, which includes potential shares of Class A common stock and Class C capital stock for the periods in which their effect would have been dilutive. The potential shares of Class A common stock and Class C capital stock were excluded from the calculation of non-GAAP net income per share for certain periods presented if their effect would have been antidilutive. The following table reconciles the denominators used in the basic and diluted non-GAAP net income per share calculations (in thousands, unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Denominator for basic calculation	233,295	240,080	235,560	244,157
Effect of dilutive securities:
Option awards	2,563	523	1,872	1,341
Unvested restricted stock units	3,562	162	2,573	425
Convertible senior notes due in 2024 and 2026	25,446	25,446	25,446	25,446
Denominator for dilutive calculation	264,866	266,211	265,451	271,369

Key Metrics
The following table presents our visits and average monthly unique users for the periods presented (in millions, except percentages):

	Three Months Ended September 30,		2022 to 2023 % Change	Nine Months Ended September 30,		2022 to 2023 % Change
	2023	2022		2023	2022
Visits (1)	2,626	2,767	(5)%	7,766	8,291	(6)%
Average monthly unique users (2)	224	236	(5)%	221	227	(3)%

(1) Visits includes groups of interactions by users with the Zillow, Trulia and StreetEasy mobile apps and websites. Zillow and StreetEasy measure visits with Google Analytics and Trulia measures visits with Adobe Analytics.
(2) Zillow, StreetEasy and HotPads measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics.

The following table presents loan origination volume by purpose and in total for Zillow Home Loans for the periods presented (in millions, except percentages):

	Three Months Ended September 30,		2022 to 2023 % Change	Nine Months Ended September 30,		2022 to 2023 % Change
	2023	2022		2023	2022
Purchase loan origination volume	$452	$240	88%	$1,047	$557	88%
Refinance loan origination volume	5	31	(84)%	12	745	(98)%
Total loan origination volume	$457	$271	69%	$1,059	$1,302	(19)%